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                   NON-COMPETE AND NON-SOLICITATION AGREEMENT
                                       OF
                         FRONT ROYAL INSURANCE COMPANY
                                      AND
                            COLONY INSURANCE COMPANY
                                      AND
                      ROCKWOOD CASUALTY INSURANCE COMPANY


                  NON-COMPETE AND NON-SOLICITATION AGREEMENT, dated as of December 31, 1996, between FORT WASHINGTON HOLDINGS, INC., a Pennsylvania corporation with its principal offices at 502 West Office, Center Drive, Fort Washington, Pennsylvania 19034 (the "Corporation"), FRONT ROYAL INSURANCE COMPANY, a Pennsylvania insurance corporation, with its principal offices at 9201 Forest Hill Avenue, Suite 200, Richmond, Virginia 23235 ("Front Royal"), COLONY INSURANCE COMPANY, a Virginia corporation, with its principal offices at 9201 Forest Hill Avenue, Suite 200, Richmond, Virginia 23235 ("Colony") and ROCKWOOD CASUALTY INSURANCE COMPANY, a Pennsylvania insurance corporation, with its principal offices at 654 Main Street, Rockwood, Pennsylvania 15557 ("Rockwood").

                              W I T N E S S E T H:

                  WHEREAS, concurrently with the execution and delivery of this Agreement, and pursuant to the terms of the Option Agreement, dated as of December 31, 1996 (the "Hamilton Agreement"), among Colony, as seller, and the Corporation, as buyer, the Corporation purchased 1,500 shares of Common Stock, $1,000 par value per share, of Hamilton Insurance Company ("Hamilton"), which constitutes all of the issued and outstanding common stock of Hamilton; and

                  WHEREAS, pursuant to the terms of a Stock Purchase Agreement, dated as of December 6, 1996 (the "Stock Purchase Agreement"), among PIC Insurance Group, Inc. and Trirock Limited Partnership, as sellers, and Front Royal, Inc. ("FRI"), as buyer, FRI purchased all of the issued and outstanding shares of capital stock of Rockwood; and

                  WHEREAS, Colony is a wholly owned subsidiary of FRI;
and

                  WHEREAS, Front Royal is a wholly owned subsidiary of Colony; and

                  WHEREAS, it is a condition to consummation of the Closing (as defined in the Hamilton Agreement) that this Agreement be executed and delivered and in full force and effect; and

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                  WHEREAS, the Corporation wishes to be protected against
competition from Front Royal, Colony and Rockwood in the business of writing or issuing private passenger automobile insurance ("Competitive Business").

                  NOW, THEREFORE, in consideration of the payment of $1.00 and other good and valuable consideration to each of Front Royal, Colony and Rockwood and the mutual covenants and promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Term of the Agreement. The term of this Agreement shall commence on the date hereof and terminate on the date which is three years from the date of execution and delivery of the Hamilton Agreement (the "Term").

                  2. Covenant Not to Compete. (a) Front Royal, Colony and Rockwood each covenants and agrees that (i) the Corporation will suffer substantial damage which will be difficult to compute if, after consummation of the Closing, Front Royal, Colony or Rockwood should engage in any Competitive Business and (ii) the provisions of this Paragraph 2 are reasonable and necessary for the protection of the Corporation.

                  (b) During the Term of this Agreement, without the prior written consent of the Corporation, each of Front Royal, Colony and Rockwood shall not, in the States of Maryland or Virginia, directly or indirectly: (i) enter into the employ of or render any services to any person, firm, corporation, partnership, limited liability company or other entity or business engaged in any Competitive Business; or (ii) engage in any Competitive Business for its own account. Mere passive ownership of stock representing 5% or less of the capital stock of a publicly held company shall not be deemed a breach of this Paragraph 2.

                  (c) If any provision of this Paragraph 2 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration or area, or all of them, and such modification or provisions shall then be applicable in such modified form.

                  (d) If Front Royal, Colony or Rockwood commits a breach, or threatens to commit a breach, of any of the provisions of clause (b) above, the Corporation shall have the right and remedy, in addition to all other remedies at law and in equity: (i) to have the provisions of this Paragraph 2 specifically enforced by any court having equity jurisdiction; and (ii) to require such breaching party to account for and pay over to the Corporation all compensation, profits, monies, accruals, increments, or other benefits derived or received by such

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breaching party as the result of any transactions constituting a breach of any of the provisions of clause (b) above and Front Royal, Colony and Rockwood each hereby agree to account for and pay over such benefits to the Corporation.

                  (e) Nothing in this Agreement shall be deemed in any way to apply, directly or indirectly, to any of the Affiliates (as defined in the Hamilton Agreement) of Front Royal, Colony or Rockwood, including any current or future Affiliates; provided, however, that each of Front Royal, Colony and Rockwood hereby agrees that neither it nor any of its Affiliates shall acquire, whether through the purchase of capital stock or assets, any entity the primary business of which is any Competitive Business in the States of Maryland or Virginia.

                  3. Covenant Not to Solicit. (a) Front Royal, Colony and Rockwood each covenants and agrees that for the Term of this Agreement it shall not, directly or indirectly, solicit for its own account or for the account of another, or assist any other person in soliciting, for the purpose of placing private passenger automobile insurance or related insurance lines with an insurance company other than Hamilton, any of the agents or brokers who are identified on Exhibit A hereto. Nothing in this Paragraph 3 shall prohibit either Front Royal, Colony or Rockwood from soliciting any agents or brokers identified on Exhibit A for its own account or for the account of another, for the purpose of placing any line of insurance which is unrelated to private passenger automobile insurance.

                  (b) Front Royal, Colony and Rockwood each further agree that, during the Term of this Agreement, it shall not, directly or indirectly, (i) solicit, entice, persuade or seek to induce any person who is or was an employee of, or consultant to, Hamilton on the date hereof or at any time during the Term of this Agreement or the six-month period prior to the date hereof, to terminate his or her employment or consultancy with Hamilton, or
(ii) solicit, entice, persuade or seek to induce, for its own account or for the account of any other person, any person who is or was an employee or consultant of Hamilton on the date hereof or at any time during the term of this Agreement or the six-month period prior to the date hereof, for employment with any insurance company writing private passenger automobile or related lines of insurance, or (iii) approach any such employee or consultant for any of the foregoing purposes, or (iv) authorize or assist in the taking of any such actions by any third party.

                  4. General. (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely in Pennsylvania.

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                  (b) The article and section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  (c) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understanding, written or oral, relating to the subject matter hereof.

                  (d) The Corporation may assign its rights, together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event, the obligations of the Corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

                  (e) This Agreement may be amended, modified, superseded, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  (f) Any and all notices or other communications or deliveries required or permitted by this Agreement shall be in writing and shall be delivered personally, sent by a nationally recognized courier service or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the party at the address on the first page of this Agreement, or to such other address as a party may provide in accordance with this Section 4(f). Any notice or other communications or deliveries hereunder shall be deemed given and effective (i) upon receipt if delivered personally or by courier, or (ii) three days after mailing as provided above.

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                  IN WITNESS WHEREOF, the parties hereunder have caused this
Agreement to be executed by their duly authorized representative on the date first above written.

                                 FRONT ROYAL INSURANCE
                                   COMPANY



                                 By: /s/ J. Adam Abram
                                    ---------------------------------
                                    Name:  J. Adam Abram
                                    Title: President

                                 COLONY INSURANCE COMPANY



                                 By: /s/ J. Adam Abram
                                    ---------------------------------
                                    Name:  J. Adam Abram
                                    Title: Secretary

                                 ROCKWOOD CASUALTY INSURANCE COMPANY



                                 By: /s/ Charles M. Lederman
                                    ---------------------------------
                                    Name:  Charles M. Lederman
                                    Title: President

                                 FORT WASHINGTON HOLDINGS, INC.



                                 By: /s/ Charles M. Lederman
                                    ---------------------------------
                                    Name:  Charles M. Lederman
                                    Title: President


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